EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Pro Elite, Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated January 10, 2007, on the financial statements of Pro Elite, Inc. as of October 31, 2006 and for the period from August 10, 2006 (date of inception) to October 31, 2006, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ GUMBINER SAVETT INC.

Gumbiner Savett Inc.
Los Angeles, California

January 10, 2007